UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2005

(Date of earliest event reported)

STONE FIELD MANAGEMENT COMPANY, INC.

 (Exact name of registrant as specified in its charter)

Wyoming	000-29147	86-0970014
State of Incorporation	Commission File Number	IRS Employer Identification No.

13210 Kerrville Folkway, Building G

Austin, Texas 78729

(Address of principal executive offices)

Tel: 512-249-9600

(Issuer's telephone number)

N/A

(Former name or former address, if changed since last report)

Item 1.01    Entry into a Material Definitive Agreement.

On December 15, 2005, the Management of the Stone Field Management Company, Inc. ("Stone Field" or the "Company") announced that they had concluded that the Company would be unable to raise the necessary funds to operate its then-current business and continue with the existing business model and plan. Accordingly, management sought new opportunities that could be acquired via a reverse merger transaction or alternative business opportunities with the intent to assure that the Company becomes a viable going concern.

On December 15, 2005, the Company executed a letter of intent whereby Stone Field proposed to exchange 5,000,000 shares of the Company’s common stock for one hundred percent (100%) of the issued and outstanding shares of common stock of American Radio Empire, Inc.. ("ARE"), a Nevada corporation. Pursuant to the terms of the agreement, all of the issued and outstanding shares of ARE common stock will be converted, by virtue of the merger, into shares of Stone Field common stock (the "Merger Securities") on the Closing Date. On or before the Closing Date, each Shareholder of ARE will surrender their outstanding shares of ARE common stock to the Company. Upon such surrender, shares of ARE common stock so surrendered shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

Management of Stone Field intends to amend its Articles of Incorporation in order to change its corporate name to “American Radio Empire, Inc.” in order to better reflect the newly-acquired business and general business model.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Item 5.01    Changes in Control of Registrant.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 7.01    Regulation FD Disclosure.

Item 9.01    Financial Statements and Exhibits.

On December 31, 2005, the Company completed the acquisition of American Radio Empire, Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger, the form of which is attached as Exhibit 10.1 hereto. At the effective time of the merger, December 31, 2005, American Radio Empire, Inc., will become a wholly owned subsidiary of Stone Field Management Company, Inc., a Wyoming corporation.

All of the outstanding shares of ARE common stock were converted into shares of Stone Field common stock.

Information Required for a Form 10SB Filing

PART I

Item 1.    Description of Business

American Radio Empire, Inc. (which is referred to as “we” or “American Radio” or “The Company”) is a Nevada corporation formed in 1997, with its principal office at 13210 Kerrville Folkway, Building G, Austin, Texas 78729-7522.

The Company was created to acquire, accumulate and operate small town radio stations across the United States.  American Radio proposes to tie the radio station group together with its own media rep firm for national and regional advertising sales. American Radio currently has an executed nonbinding Letter of Intent for the acquisition of an existing, established media rep firm to speed its entry into that segment of the business. Additionally the Company has nonbinding letters of intent for the acquisition of a radio station in Pennsylvania, two stations in Mississippi and three stations in Wyoming.

American Radio will provide listeners and advertisers with select internet services and partner with an established Wireless internet Service Provider (WIFI) group for the ability to offer high speed internet access, satellite television and cell phone services as well. American Radio has commenced negotiations for strategic partnerships with service providers for its WIFI and internet services.

Overview of Business

The Company proposes to start with the possible acquisition of various radio stations spread between Pennsylvania, Mississippi and Wyoming, though stations located in other states may replace some of these proposed acquisitions or be added to the acquisition list.  American Radio intends to pursue a regionally focused acquisition strategy, adding clusters of stations primarily across the Southwest, Southeast and Mid-West quadrants of the country, to accumulate stations within the group. The total number of stations acquired will be a function of availability, timing and marketing feasibility.  American Radio currently has identified over 85 potential acquisition targets besides the media rep firm and radio stations currently under letters of intent or contract.

American Radio's Management believes that all of these opportunities can be linked together quickly for efficient operation. The strategy is a combination of a small market radio station consolidation and a very specific internet and WIFI approach that is cross-market oriented.

American Radio proposes to buy stations with a combination of senior bank debt/private equity and public stock. Sellers will become stockholders in American Radio. Each seller will be invited to become of member of a Board of Advisors that the Company will form.

Besides its regional focus, our core strategy is based upon achieving certain economies of scale.  For example, under current market conditions, an advertiser is unable to initiate an advertising campaign targeting smaller markets without entering into multiple separate media purchases with each radio station.

Our salespeople will be thoroughly trained in marketing their respective stations.  In order to attract and retain qualified personnel, we recognize the need for a fair and appealing compensation plan.  Management intends to use bonus programs selectively as a method of rewarding outstanding salespeople.  Finally, we are committed to providing ongoing sales training and motivational programs to help our salespeople develop their full potential.

Radio Industry Revenue Overview

Radio stations primarily derive revenues from the sale of commercial advertising spots or programs to national, regional, and local advertisers.  Advertising rates that stations charge depend on their performance in the rating periods in larger markets and on relationships and results in smaller markets.  Ratings are based on estimates of the number of persons listening to the station, as well as the number of homes in the station's services area.  The national radio audience measuring service, Arbitron, serves the entire country and provides even the smallest towns with semi-annual ratings service. American Radio will not rely entirely on these semiannual ratings but will, instead, work on building sound results-based relationships with its advertisers.

Radio Industry Consolidation

The radio broadcast industry is evolving, and consolidation is having a major impact on the competitive landscape.  Local ownership limits by the Federal Communications Commission (“FCC”) of one AM and one FM station per market and a total limit of 14 total stations prevented radio groups from amassing greater size to attract outside capital.  Because of these strict limits, radio station ownership was highly fragmented and characterized by “mom and pop” operations in even the largest markets.  By 1984, however, FCC rules began relaxing, with major expansion in ownership limits occurring in 1992 and 1994.

The passage of the 1996 Telecommunications Act (the “Telecom Act”) eliminated the national limits on the number of radio stations that one entity could own and eased local ownership rules to allow one operating entity to control up to eight stations (versus 4 previously) in most medium and major markets.  Much of the consolidation activity to date has been centered on major markets, resulting in increased competition and higher valuations.

Management believes that there are opportunities to acquire small market properties at more acceptable prices and build a group comparable in size to major market operators such as Clear Channel Communications, Cumulus, Citadel, or CBS.

Radio Industry Conditions

American Radio competes in an industry that is constantly evolving.  Deregulation by the FCC has created widespread opportunities within the radio industry, but competitive pressures have also increased.  The resulting consolidation moves have swept through the larger-market radio stations and are now working their way through the smaller-sized markets. Among all of the usual advertising-supported media, radio’s growth has been among the fastest, although cable, network television, outdoor and satellite radio have also experienced strong demand.

Competition

The Company is not concerned about satellite radio intrusion into the small towns it looks to serve since those services do not provide localized small town news and sports information. Management believes that American Radio’s primary competition in these sizes of markets will be local newspapers and occasionally cable television operators and some billboard operations.  The Company has the capability of providing multimedia services in the form of both radio and internet entertainment coupled with a variety of services possible through WIFI.

Broadcast Equipment

We will use each acquired station’s existing transmitter, audio chain equipment, antenna and tower space wherever possible or feasible.  We will upgrade particular station equipment on an as-needed basis.  All other equipment required to tie each station into headquarters will either be purchased or leased. The use of high-speed internet connections will allow the rapid transfer of data between our stations.

Competitive Position In the Market

American Radio’s target markets are rural broadcast areas throughout the United States.  If we are able to implement our business plan successfully on a significant level, we can be a dominant small market group operator.

Government Regulation – Federal Communications Commission

The Federal Communications Commission (“FCC“) regulates the radio broadcast industry. The FCC is led by five (5) Commissioners, who are appointed by the President subject to confirmation by the Senate.  Formed in 1934, the Commission is responsible for granting licenses to all stations and insuring compliance with its rules and regulations.

Currently there are no FCC ownership restrictions relating to the total number of stations one company may own across the US.  This is due to the passage of the 1996 Telecommunications Act by Congress.  The stations we propose to acquire are in small, unrated markets and have already been clustered together by the current owner with FCC approval.

There is no pending legislation before Congress, nor is there any pending rule making before the FCC that we believe would adversely effect our activities or plans for the future.  Our officers are all experienced broadcasters who have a proven track record in operations.  None of our officers and directors have ever been investigated or fined by the FCC, nor has the FCC ever failed to approve a license transfer in which any of our officers has been a party.

Acquisition and Closing Process

We plan to streamline the negotiating and closing process on the proposed station purchases by, among other things, standardizing the transaction documents as much as possible, including creating a form of purchase option agreement and purchase agreement.  Following the execution of a definitive purchase agreement (subject to FCC approval, and satisfactory completion of our due diligence), the Company and the station’s seller will submit the appropriate transfer documents to the FCC. While the FCC has the authority to approve or reject a transfer request, transfer requests are, in the normal course, generally approved within approximately three to six months of submission of all required applications and related documents.

Management believes that a major consideration for ensuring the success of its planned acquisitions is to do so in as timely and low profile a manner as possible.  Normally, the sale of stations in the market sizes we propose would be significant events within their respective marketplaces.  To maintain the stations’ stability and consistency under our planned ownership, it is important that the listeners and advertisers notice little, if any, change to the current operation.

Assuming receipt of final FCC notification of transfer approval, we will immediately proceed to closing, and then commence implementing the operational changes deemed necessary as a result of the due diligence investigation.

After completing an acquisition, corporate operating controls are planned for each station, including careful tracking of expenses and actively searching for vendors willing to provide us with group discounts for using their service or product.  All station computer systems will be networked with headquarters to produce station-level information on a real time and on request basis.  We will regionalize administrative and accounting controls wherever it is feasible and prudent to do so.

Employees

At this time, American Radio has one contract employee - Dain Schult, our Chief Executive Officer, President and Chairman of the Board. We have executed employment agreements with Harry Hedges and Herb Neu which are more fully described below. We intend to hire additional marketing and other personnel as management believes may be required.

RISK FACTORS

We cannot assure that we will ever be profitable.  American Radio was incorporated in November 1997, and is a development stage company with no operating history or revenues. The operating losses reflect expenses encountered in the organization and initial operations of the entity.  Funds were raised for operating expenses to service providers via both convertible and redeemable notes issued by the company along with warrant agreements.  Additionally, some of the funds raised via these notes were utilized to cover the costs involved in due diligence of prospective radio station deals for American Radio to pursue.

At present, we have no agreements currently in place to receive any capital.  We cannot assure that we will be successful or that we will ever be profitable.

We anticipate net losses for the foreseeable future.  The primary reasons for these anticipated losses are significant charges for depreciation and amortization relating to our proposed acquisition of radio stations, as well as interest charges on debt that we expect to incur in connection with those acquisitions.  If we acquire additional stations, these charges will likely increase further.  We cannot assure you that we will be profitable in the future, and our failure to do so could harm our business and cause the value of our common stock to decline.  We have experienced losses since inception.  Our net loss from inception through September 30, 2005 was approximately $662,356. American Radio has been dependent upon loans from management and third parties in the aggregate amount of approximately $508,000, exclusive of interest, to sustain our development activities to date.  In the event we are unable to raise sufficient capital and to become profitable, our business will fail.

We cannot assure that we will ever acquire any radio stations.  We signed a purchase agreement to acquire two radio stations in Lampasas, Texas, as well as nonbinding letters of intent to acquire a media rep firm and a radio station in Pennsylvania, three radio stations in Wyoming and two radio stations in Mississippi.  Negotiations on all of these transactions continue to progress, and management believes it is likely that some, if not all, of these acquisitions can close.  We are currently involved in litigation with the owners of the Lampasas stations about the interpretation of the purchase agreement, but we hope that, through mediation, that transaction can be successfully concluded.  We cannot assure that we will successfully acquire any radio stations.  Failure to acquire radio stations in accordance with our business plan would result in the failure of our business.

We have no current agreements to provide the substantial additional capital required to implement our business plan.  As of September 30, 2005, we had a working capital deficit of approximately $653,000.  In the event we fail to obtain sufficient capital, we will be unable to acquire radio stations and implement our business plan, and investors may lose all of their investment.  While we are in negotiations with several potential funding groups, we have no definitive agreements yet with anyone to provide us with additional financing.

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.  In their report dated July 29, 2005, our independent auditors stated that deficits in stockholders' equity raises substantial doubt of our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, producing revenue by acquiring radio stations, or obtaining loans. The going concern qualification in the auditor's report increases the difficulty in meeting these goals, and we cannot assurance that we will prove successful at raising capital.

Management controls American Radio and will be able to control the outcome of any vote on major decisions.  Currently, our management owns and controls approximately 64% of our outstanding common stock.  As a result, our management effectively controls our affairs, including the election of all of the members of our Board of Directors, the issuance of additional shares of common stock, the distribution and timing of dividends, if any, and all other matters.  This means that although shareholders are entitled to vote on certain matters affecting American Radio and its business, management will be able to control the outcome of any vote on major decisions, even if all of American Radio’s non-management shareholders oppose a management decision.

There may not be a market for our common stock.  We do not currently meet the requirements – such as income, shareholders' equity and number of public shares outstanding – to have our shares listed on a stock exchange in the United States or quoted on the NASDAQ Stock Market.  Therefore, our common stock may be an illiquid long-term investment.  We anticipate that our common stock will, however, be eligible for trading through some medium.

Any market for the shares, which does develop, may be illiquid.  There may be only a limited trading market for our common stock.  We expect that initially any market will be on the “Pink Sheets.”  Shares that are thinly traded on the Pink Sheets often trade only infrequently and experience a significant spread between the market maker's “bid” and “ask” prices.  As a result, it may be difficult or expensive to sell shares even if there is a market.

Item 2.    Management's Discussion and Analysis or Plan of Operation

Since we have not yet had any revenue from operations since the corporation’s inception, nor do we have adequate funds already in hand for operations for the next twelve months. Therefore, we will rely on funds for operations and acquisitions being derived by two methods:

    *    First, we seek to raise working capital for operations as well as the required cash portion of the purchase price for one or more radio station acquisitions by the issuance of restricted securities in private transactions.

    *    Second, if we are able to acquire one or more radio stations in conjunction with the proposed acquisition of the media rep firm, we will have access to the cash flow generated by these entities post-closing.  We intend to acquire stations that we believe will produce revenue sufficient not only to cover their own operating costs, but also to provide cash flow that can be used by us for corporate working capital purposes.

As of September 30, 2005, our cash balance was $2,491 and our net loss, since inception, has totaled $662,356.  Without raising additional capital through one or more private transactions, we cannot continue to satisfy our cash requirements In addition, we will only be able to close on one or more radio station acquisitions upon obtaining bank financing for the cash portion of the purchase price.

Prior to acquiring any radio stations, our anticipated minimum capital need is approximately $15,000 per month, of which approximately $10,000 is payable to our chief executive officer in the form of a consulting fee as compensation.  Raising capital to fund this minimum need would permit us to continue to seek one or more radio stations for acquisition.  We will attempt to borrow these funds, but we cannot assure that any lender will lend them to us.  If we cannot borrow the funds, we will seek to raise the funds in a private placement of equity securities.  Should those efforts fail, we will be forced to cease operations.

We should then reap the benefit of any cash flow of the acquired station or stations as they become of a part of our operations.

If management cannot achieve these objectives, we will cease operations.

Item 3.    Description of Property

Our executive offices are located at 13210 Kerrville Folkway, Building G, Austin, Texas 78729-7522.  The offices are leased from Dain Schult under a renewable lease expiring December 31, 2006 with monthly lease payments of $500 or $6,000 annually.  Management believes such facilities are adequate for its current needs.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of the date of this report for the following: (i) each person or entity who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's Directors; (iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table herein; and (iv) all Directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares that the individual has the right to acquire within sixty days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power (or shares such power) with respect to the shares shown as beneficially owned.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Common Stock	Dain L. Schult 13210 Kerrville Folkway Austin, Texas 78729	3,025,000 shares	60.2%

Common Stock	Herb Neu P.O. Box 20518 Tuscaloosa, Alabama 35402	187,500 shares	1.9%
Common Stock	Harry H. Hedges P.O. Box 1626 Mason, Texas 76856	187,500 shares	1.9%
Common Stock	Sherry Schult 13210 Kerrville Folkway Austin, Texas 78729	3,025,000 shares*	60.2%
	All Officers and Directors as a group	3,400,000 shares	64%
Total		3,400,000 shares	64%

*    Represents shares owned by Mr. Dain Schult.  Ms. Schult is deemed to be the beneficial owner of the shares that are owned by her spouse, Mr. Schult.

(1)    Based upon 5,200,000 shares outstanding as of December 31, 2005.

Item 5.    Directors and Executive Officers, Promoters and Control Persons

 Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Current Position/Office	Position Held Since
Dain Schult	51	Chairman, President/CEO, Treasurer, Director	December 31, 2005
Sherry Schult	54	Secretary	December 31, 2005
Herb Neu	64	Chief Operating Officer - Southeastern Division	December 31, 2005
Harry Hedges	59	Chief Operating Officer - Southwestern Division	December 31, 2005

Dain Schult – Chairman, President/CEO:  Mr. Dain Schult has served as a Director, Chairman, President/Chief Executive Officer and Treasurer of American Radio since 1998. He is a broadcast veteran of over 37 years in the radio industry. He created Radioactivity, Inc. (as Founder and President March 1977-September 1996), a full-service radio broadcast consultancy and personally consulted over 150 stations around the country.  Mr. Schult participated in the turnaround of numerous radio stations, created turn-key management services for new station owners, conducted station appraisals and market analysis projects for sellers and buyers, assisted as broker, buyer’s agent, buyer or seller on over 120 station transactions and developed specific music formats for on-air use by client stations.  He was Chief Operating Officer for Sunbelt Radio Group, Inc., (September 1989-May 1991) a radio station group of up to 15 stations created to acquire and operate radio stations along the Texas-Mexico border.  He was founder and CEO for TexRock Radio, Inc. (March 1995-October 1998), a Texas-based group of 71 stations.  Mr. Schult later created and served as Chairman and CEO of American Communications Enterprises, Inc. (December 1998-September 2000). From September 2000 until the present, Mr. Schult has devoted the bulk of his time to American Radio. During that time, he has occasionally provided broadcast consulting services to third parties. He is a graduate of Georgia State University, Atlanta, GA, and a published author.  His published works include “The Radio Guide”, “Nashville, Chattanooga & St. Louis – A History of the Dixie Line,” “Grandpa’s Road” and “Roll Away The Stone.”

Herb Neu – Chief Operating Officer – Southeastern Division:  Mr. Neu serves currently as a Director and as our COO – Southeastern Division.  He has served as a manager of several different radio station groups, as well as VP/Midwest Sales Manager for ABC FM Radio Network Spot Sales (September 1969-January 1971), General Manager of Programming and Marketing Operations of CNN Radio Network (March 1982-November 1986), VP/Sales for Impact Resources Research (1988-1992) and President/Publisher of OTC Publishing (1994-Present).  In his over 40 years in media, he has experience in dealing with national and regional advertising, successfully working with advertising agencies and media buyers across the country.

Harry H. Hedges, III – Chief Operating Officer – Southwestern Division:  As a Director and COO of our Southwestern Division, Mr. Hedges brings over 30 years of experience in the radio broadcasting industry.  Prior to American Radio’s formation, Mr. Hedges was Senior Vice-President/Regional Manager for Equicom, Inc. (October 1997-October 1999).  Since October 1999, Mr. Hedges has split his professional time between providing broadcast consulting services and providing contractor services.  Additionally he served as an associate consultant with Radioactivity, Inc. (May 1992-October 1997), and founded Hedges and Associates (February 1990-August 1996), a sales and marketing company to market Western and Southwestern clothing and accessories. Previously, Mr. Hedges held various general manager, sales and promotion manager, account executive, and news reporter/copy writer positions at several stations in Texas.

Sherry Schult – Secretary:  Ms. Schult has served as American Radio’s secretary and as a Director since its formation in 1998.  Since 1988, Ms. Schult has owned and operated the TYFG Company, which manufactures and markets motivational dolls.

Employment Agreements

Mr. Schult currently serves at a initial annual salary of $137,500 per annum pursuant to a five-year employment agreement dated December 15, 2000 that has been extended until December 15, 2008. The employment agreement also provides for a monthly vehicle allowance of $550, for reimbursement of business related expenses, and for bonuses as may be determined in the sole discretion of the Board of Directors.  Through the date of this Report, Mr. Schult had accrued approximately $275,000 in unpaid salary for the years 2001 and 2002.  In light of our cash flow shortage, Mr. Schult orally agreed, beginning in 2003, to accept consulting payments of $10,000 per month and reimbursement of expenses in lieu of compensation under his Employment Agreement.  In connection with the merger, Mr. Schult has waived any claim for unpaid compensation for the years 2001, 2002, 2003, 2004 and 2005 under his Employment Agreement.

Mr. Schult currently devotes one-hundred percent (100%) of his professional time to American Radio.

Ms. Sherry Schult currently serves as American Radio’s Secretary.  Ms. Schult does not receive any cash remuneration for her services and does not have a written employment agreement.  Ms. Schult currently spends less than five (5) hours per month devoted to American Radio’s business.  Ms. Schult and Mr. Schult are married.

We have employed Mr. Neu at an annual salary of $100,000 per annum pursuant to a five-year employment agreement.  The employment agreement provides for a monthly vehicle allowance of $550, for reimbursement of business related expenses, and for bonuses as may be determined in the sole discretion of the Board of Directors.  Mr. Neu has agreed to delay the effectiveness of his Employment Agreement until American Radio, in its sole discretion, determines that it is financially feasible to employ Mr. Neu full time.  Until that time, Mr. Neu has agreed to make himself available to us to serve as divisional COO on a consulting basis.  Currently, Mr. Neu spends less than five (5) hours per month as a consultant on American Radio’s business.

We have employed Mr. Hedges at an annual salary of $87,500 per annum pursuant to a five-year employment agreement.  The employment agreement provides for a monthly vehicle allowance of $550, for reimbursement of business related expenses, and for bonuses as may be determined in the sole discretion of the Board of Directors.  Mr. Hedges has agreed to delay the effectiveness of his Employment Agreement until American Radio, in its sole discretion, determines that it is financially feasible to employ Mr. Hedges full time. Until that time, Mr. Hedges has agreed to make himself available to us to serve as divisional COO on a consulting basis.  Currently, Mr. Hedges spends less than five (5) hours per month as a consultant on American Radio’s business.

While Messrs. Neu and Hedges are available for consultations on an as-needed basis (without charge), currently there are no written consulting agreements between them and American Radio.  The proposed Employment Agreements between American Radio and Messrs. Neu and Hedges do not go into effect until such time as their services are required by American Radio, and American Radio has the funds to pay for their services.

            Messrs. Schult, Hedges and Neu may, as the sole members of our Board of Directors, approve the issuance of shares of common stock and/or other American Radio securities to themselves in consideration of services they have and will provide.  American Radio does not currently compensate its directors for their services.

 Audit Committee Financial Expert

The functions of the Audit and Compensation Committee are: (i) to recommend the engagement of the Company's independent auditors and review with them the plan, scope and results of their audit for each year; (ii) to consider and review other matters relating to the financial and accounting affairs of the Company; and (iii) to review and recommend to the Board of Directors all compensation packages, including the number and terms of stock options, offered to officers and executive employees of the Company. The Company’s entire board of directors serves as the Company's Audit Committee and as the Company's Compensation Committee.

 Code of Ethics

We have adopted a "Code of Ethics for Directors, Officers and Employees", a code of ethics that applies to all employees, including our executive officers. A copy of our Code of Ethics for Directors, Officers and Employees will be filed with the Securities and Exchange Commission as Exhibit 14.1 to this Registration Statement.

Item 6.    Executive Compensation

The following table sets forth the aggregate annual remuneration of Stone Field's Chief Executive Officer and the other executive officers for the fiscal years ending December 31, 2003, 2004 and 2005 (collectively, the "named executive officers"). All amounts are in U.S. dollars unless otherwise noted.

		Annual Compensation			Long term compensation
Name and Principal Position	Year	Salary	Bonus	Other	Restricted	Options	All Other Compensation

Daniel Hodges, Former President	2005	0
	2004	0
	2003	0

Dain Schult, President/CEO/Treasurer	2005	N/A
	2004	N/A
	2003	N/A

Sherry Schult, Secretary	2005	N/A
	2004	N/A
	2003	N/A

Herb Neu, COO - Southeast	2005	N/A
	2004	N/A
	2003	N/A

Harry Hodges, COO - Southwest	2005	N/A
	2004	N/A
	2003	N/A

Item 7.    Certain Relationships and Related Transactions

In connection with organizing the Company, on June 19, 1997, persons consisting of its officers, directors, and other individuals were issued a total of 1,000  shares  of  Common  Stock at a value of $.001  per  share.  On October 20, 1999,  the  outstanding  shares  were  forward  split  1,000 to 1, resulting in a total of 1,000,000 shares outstanding.

Item 8.    Description of Securities

Principal Shareholders

The table below sets forth information as to each person owning of record or who was known by the Company to own beneficially more than 5% of the 5,200,000 shares of issued and outstanding common stock of the Company as of December 31, 2005 and information as to the ownership of the Company Stock by each of its directors and executive officers as a group.  Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)

Common Stock	Dain L. Schult 13210 Kerrville Folkway Austin, Texas 78729	3,025,000 shares	60.2%
Common Stock	Herb Neu P.O. Box 20518 Tuscaloosa, Alabama 35402	187,500 shares	1.9%
Common Stock	Harry H. Hedges P.O. Box 1626 Mason, Texas 76856	187,500 shares	1.9%
Common Stock	Sherry Schult 13210 Kerrville Folkway Austin, Texas 78729	3,025,000 shares*	60.2%
Common stock	3D Intel, Inc. 2002-A Guadalupe St., Suite 187 Austin, Texas 78705	1,600,000 shares	30.77%
	All Officers and Directors as a group	3,400,000 shares	64%
Total		5,000,000 shares	96%

*    Represents shares owned by Mr. Dain Schult.  Ms. Schult is deemed to be the beneficial owner of the shares that are owned by her spouse, Mr. Schult.

Outstanding Options to Purchase Common Stock

There are currently no outstanding options to purchase the Company’s stock.

Shares Eligible for Future Sale

Of the 5,200,000 shares of common stock currently outstanding, 5,000,000 are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, in that such shares were issued and sold by the Company without registration, as private transactions not involving a public offering, or are securities held by affiliates.  Although such restricted and affiliated securities are not presently tradable in any public market that may develop for the common stock, such securities may in the future be publicly sold into any such market, if such a market should develop, in accordance with the provisions of Rule 144.  In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Company's stock becomes quoted on NASDAQ or a stock Transfer), the reported average weekly trading volume during the four calendar weeks preceding the sale, provided that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied.  If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months is entitled to sell such restricted shares under Rule 144 without regard to any limitations on the amount.  Future sales by current shareholders, especially of substantial amounts, could depress the market prices of the Common Stock in any market that may develop.

PART II

Item 1.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Market Information

There is no market for transactions related to shares of the Company's common stock.  Private sales or transfers are permitted under the respective state and Federal securities laws, subject to compliance with exemptions set forth under the respective statutory guidelines.  No estimate can be made of the viability of this secondary market.

Dividend Policy

Any payment of cash dividends will depend upon the Company’s financial condition, results of operations, capital requirements and other factors and will be at the discretion of the Board of Directors. The Company does not anticipate paying cash dividends on its common stock in the foreseeable future. Furthermore, the Company may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the 100,000,000.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0

Equity compensation plans not approved by security holders	0

Total	0

 Item 2.    Legal Proceedings

With the exception of what is listed below, there are no legal proceedings pending or threatened against the Company.

American Radio executed an agreement in 2003 to purchase two radio stations, for $400,000 of common stock (number of shares to be determined on the day of Closing based on market value of common stock on that date) plus $375,000 cash.  An additional $25,000 was to be paid to the sellers in exchange for a non-compete agreement. This agreement was contingent upon the registration of common stock and American Radio obtaining the additional cash resources for financing purposes.

In May 2004, the Company filed a petition in a court of competent jurisdiction against the owners of those two radio stations. The litigation arose out of the Asset Purchase Agreement that American Radio executed with the owners in October 2003, for the purchase of those stations. After the execution of the Asset Purchase Agreement, a dispute arose between American Radio and the owners. American Radio believes that the owners violated the Asset Purchase Agreement by failing to provide necessary information on a timely basis and by failing to cooperate with American Radio’s efforts to complete the acquisition.  The Company’s petition seeks specific performance of the agreement as well as damages for breach of contract and attorneys' fees.

The owners have filed a counterclaim that denies the enforceability of the Asset Purchase Agreement and requested that the court declare it unenforceable or, in the alternative, determine that American Radio fraudulently induced them to sign it. The Company anticipates a mediation meeting with the owners some time in First Quarter 2006.

Item 3.    Changes in and Disagreements with Accountants

None.

Item 4.    Recent Sale of Unregistered Securities

1,600,000 shares of common stock were issued to 3D Intel, Inc. at a par value of $0.001 in lieu of cash payment of $1,600.  These shares were issued under Rule 4(2) to an investor with knowledge and experience sufficient to adequately evaluate the risk of investment

Item 5.    Indemnification of Directors and Officers

The Company has adopted provisions in its Articles of Incorporation and Bylaws that limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the full extent permitted by Wyoming corporate law.  The Company's articles generally provide that its officers and directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit.  Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

1.             Audited Financial Statements of American Radio, Inc. for the fiscal years ended

December 31, 2004 and 2003

2.             Unaudited Financials Statements of American Radio, Inc. for the nine-month period ended September 30, 2005

3.             Pro Forma Financial Statements

AMERICAN RADIO EMPIRE, INC.

Financial Statements

December 31, 2004 and 2003

(With Report of Independent Registered Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

American Radio Empire, Inc.:

We  have  audited  the  accompanying  balance  sheets  of  American  Radio  Empire,  Inc.  (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, stockholder’s equity and cash flows for  the years then ended and the period from December 9, 1998 (inception) through December 31, 2004.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance  about  whether  the  financial  statements  are  free  of   material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of American Radio Empire, Inc. as of December 31, 2004 and 2003 and the results of its operations and cash flows for the years then ended and the period from December 9, 1998 (inception) through December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accumulated deficit during the development stage for the period  from December 9, 1998, date of inception, to December 31, 2004 is $506,199.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has incurred operating losses  since inception and has a deficit  of stockholders’ equity of $506,199,  which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 8.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

HELIN, DONOVAN, TRUBEE & WILKINSON, LLP

Austin, Texas

July 29, 2005

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

BALANCE SHEETS

As of December 31, 2004 and 2003

	December 31,
	2004	2003

ASSETS

Cash	$ 5,592	$ 121
Prepaid expenses	-	-

TOTAL ASSETS	$ 5,592	$ 121

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities

Accounts payable	$ 53,952	$ 29,602
Accrued interest payable	78,254	36,975
Convertible and redeemable notes payable	365,000	181,200
Other liabilities	5,000	5,000

Total liabilities	502,206	252,777

Stockholders' deficit

Common stock, $0.001 par value, 50 million shares authorized,
3,900,000 issued and outstanding at December 31, 2003 and 2004, and
3,400,000 issued and outstanding at September 30, 2004 and 2005,
respectively	3,900	3,900
Additional paid-in capital	5,685	5,685
Deficit accumulated during the development stage	(506,199)	(262,241)

Total stockholders' deficit	(496,614)	(252,656)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 5,592	$ 121

See accompanying notes and independent auditors' report.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company) STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2004 and 2003, and

the Period from December 9, 1998 (Inception) Through December 31, 2004

			(Unaudited) From December 9, 1998 (Inception) Through September 30, 2004
	2003	2004

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

Interest expense	41,681	16,142	78,656
Bank fees	127	158	741
Communications	82	5,186	5,332
Professional fees	194,472	159,188	391,860
Travel, meals and entertainment	2,715	9,760	12,475
Vehicle costs	442	8,443	8,885
Office supplies	124	962	1,086
Registration and licensing	-	325	580
Other expenses	4,315	427	6,584

Total operating expenses	243,958	200,591	506,199

LOSS BEFORE INCOME TAXES	(243,958)	(200,591)	(506,199)

Income tax expense	-	-	-

NET LOSS	$ (243,958)	$ (200,591)	$ (506,199)

Basic and diluted loss per share:	$ (0.06)	$ (0.06)	$ (0.16)

Weighted average common shares outstanding:

Basic	3,900,000	3,391,785	3,229,905
Diluted	3,900,000	3,391,785	3,229,905

See accompanying notes and independent auditors' report.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDER'S EQUITY

For the Years Ended December 31, 2004 and 2003, and

the Period from December 9, 1998 (Inception) Through December 31, 2003

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total
	Shares	Amount

Initial capital contribution (at $0.000215 per share)	3,025,000	$3,025	($2,375)	$ -	650
Net loss from December 9, 1998 (inception) through
December 31, 2001	-	-	-	(55,145)	(55,145)

Balance at December 31, 2001	3,025,000	3,025	(2,375)	(55,145)	(54,495)

Capital contributions	-	-	185	-	185
Net loss	-	-	-	(6,505)	(6,505)

Balance at December 31, 2002	3,025,000	3,025	(2,190)	(61,650)	(60,815)

Issuance of common stock for service (at $0.01 per share)	875,000	875	7,875	-	8,750

Net loss	-	-	-	(200,591)	(200,591)

Balance at December 31, 2003	3,900,000	3,900	5,685	(262,241)	(252,656)

Net loss	-	-	-	(243,958)	(243,958)

Balance at December 31, 2004	3,900,000	$3,900	$5,685	$(506,199)	$(496,614)

See accompanying notes and independent auditors' report.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the Twelve Months Ended December 31, 2004 and 2003, and

the Period from December 9, 1998 (Inception) Through December 31, 2004

	Year Ended December 31,		(Unaudited) From December 9, 1998 (Inception) Through September 30, 2004
	2004	2003

CASH FLOWS FORM OPERATING ACTIVITIES

Net loss	$ (243,958)	$ (200,591)	$ (506,199)
Consulting fees paid through issuance of note	-	-	35,000
Consulting fees paid through issuance of common stock	-	8,750	8,750
Adjustments to reconcile net income to net cash provided
by operating activities:
Increase in:
Accounts payable	24,351	29,602	53,952
Accrued interest payable	41,279	16,142	78,254
Other liabilities	-	-	5,000

NET CASH USED IN OPERATING ACTIVITIES	(178,328)	(146,097)	(325,243)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of notes payable	183,800	146,200	330,000
Contributions of capital	-	-	835

NET CASH PROVIDED BY FINANCING ACTIVITIES	183,800	146,200	330,835

NET INCREASE (DECREASE) IN CASH	5,472	103	5,592

CASH AT BEGINNING OF PERIOD	121	18	-

CASH AT END OF PERIOD	$ 5,592	$ 121	$ 5,592

SUPPLEMENT DISCLOSURE
Income taxes paid	$ -	$ -	$ -
Interest paid	$ -	$ -	$ -

See accompanying notes and independent auditors' report.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 1 - Nature of Business

American Radio Empire, Inc., a Nevada corporation (the “Company”), was formed in December 1998.  The Company was created to acquire, consolidate and operate small market radio stations in specific geographic regions of the United States of America.  To date, the Company has not begun operations or acquired radio stations.  When operations begin, the Company will be regulated by the Federal Communications Commission.

In 2003, the total authorized shares were increased to 50 million.  This has been reflected in the stockholders’ deficit section of the balance sheet.

Development Stage Company

The Company is a development stage company, as defined in the Financial Accounting Standards  Board  Statement  of  Financial  Accounting  Standards  (SFAS)  No.  7.    The Company is devoting substantially all of its present efforts in securing and establishing a new  business.  Planned  operations  have  not  commenced,  and  no  revenue  has  been realized.

Note 2 - Significant Accounting Policies

Basis of accounting

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America whereby revenues are recognized in the period earned and expenses when incurred.

Cash equivalents

For  purposes  of  the  statements  of  cash  flows,  the  Company  considers  short-term investments, which may be withdrawn at any time without penalty, and restricted cash, which will become available within one year from the date of the financial statements, to be cash equivalents.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated lives, principally on an accelerated basis.  Leasehold improvements are amortized over the term of the respective leases using the straight-line method.  All other fixed assets are depreciated over a three to seven year period.

Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for additions, replacements and betterments are capitalized. When assets are sold, retired or fully depreciated, the cost, reduced by the related amount of accumulated depreciation, is removed from the accounts and any resulting gain or loss is recognized as income or expense.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 2 - Significant Accounting Policies (Continued)

Use of estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles generally  accepted  in  the  United  States  of  America  requires  management  to  make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash balances

Cash  is  deposited  in  demand  accounts  in  federally  insured  domestic  institutions  to minimize risk.  The balances in these accounts may exceed the federally insured limit in the future.

Income taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets  and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  In addition, a valuation allowance is established to reduce any deferred tax asset in which the Company is not able to determine on a more likely than not basis that the deferred tax asset will be realized.

Loss per common share

Basic loss per share is based on the weighted effect of common shares issued and outstanding,  and  is  calculated  by  dividing  net  loss  by  the  weighted  average  shares outstanding during the period.  Diluted loss per share is calculated by dividing net loss by the  weighted  average  number  of  common  shares  used  in  the  basic  loss  per  share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding.

Incremental  common  shares  attributable  to  the  exercise  of  outstanding  warrants  of

455,000 shares as of December 31, 2004 were excluded from the computation of diluted loss per share because the effect would be antidilutive.  As of December 31, 2004, there were outstanding convertible notes to purchase approximately 380,000 shares of common stock that were not included  in the computation of diluted loss per share because the effect would have been antidilutive.  See Notes 3 and 4 for further discussion.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 3 – Convertible and Redeemable Notes Payable

The Company executed a note in 1998 in exchange for services rendered by a consultant. This  $35,000  note  bears  interest  at  18%  and  is  due  on  demand.    The  note  has  a conversion feature whereby the holder can  choose to convert all of the outstanding principal and interest into common stock representing 0.787% of the outstanding stock at the time of conversion.  The note holder agreed to accept 50,000 shares of common stock within 60 days of the Company becoming a recognized publicly traded company in full settlement of the note and accrued interest.

In 2003, the Company executed a series of Promissory Notes (Notes) totaling $146,200 with individuals.  The terms of these Notes included fixed interest of 12% per year, principal and interest due between February and July 2004 and a mandatory conversion feature contingent upon the Company becoming a recognized publicly traded company. The conversion rate is the  lesser of $0.80 per common share or 80% of the average trading value per common share during the first 30 trading days.  Each Note holder also received a warrant to purchase 146,200 additional shares, pro-rata based on the Notes held, at $1 per share.  No value has been assigned to the warrants at the date of issuance. The warrants expire four years after the initial registration statement.

In 2004, the Company executed a series of redeemable Promissory Notes (Notes) totaling $183,800 with individuals.  The terms of these Notes included fixed interest of 12% per year, principal and interest due between August and December 2005 and a Company- option redemption feature in restricted stock on or before the maturity date of the notes. The redemption rate, if exercised by the  Company, is the lesser of $0.80 per common share or 80% of the average trading value per common share during the first 30 trading days.  Each Note holder also received a warrant to purchase 183,800 additional shares, pro-rata based on the Notes held, at $1 per share.  No value has been assigned to the warrants at the date of issuance.  The warrants expire four years after the first anniversary of the maturity date of the redeemable notes.

Note 4 - Commitments and Contingencies

The Company will be subjected to various claims and liabilities in the ordinary course of business.    The  Company  intends  to  maintain  various  forms  of  insurance  that  the Company’s management believes are adequate to reduce the exposure to these risks to an acceptable level.

The  Company  executed  an  agreement  in  2003  to  purchase  two  radio  stations,  for $400,000 of common stock (number of shares to be determined on the day of Closing based on market value of common stock on that date) plus $375,000 cash.  An additional $25,000 was to be paid to the sellers in exchange for a non-compete agreement.  This agreement  was  contingent  on  the  registration  of  common  stock  and  the  Company obtaining the additional cash resources (Note 9).

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 4 - Commitments and Contingencies (continued)

In May 2004, the Company filed a petition in a court of competent jurisdiction against the owners of those two radio stations.  The  litigation arose out of the Asset Purchase Agreement that the Company executed with the owners in October 2003, for the purchase of those stations. After the execution of the Asset Purchase Agreement, a dispute arose between the Company and the owners. The Company believes that the owners violated the Asset Purchase Agreement by failing to provide necessary information on a timely basis and by failing to cooperate with the Company's efforts to complete the acquisition. The Company’s petition seeks specific performance of the agreement as well as damages for breach of contract and attorneys' fees.

The owners have filed a counterclaim that denies the enforceability of the Asset Purchase Agreement and requested that the court declare it unenforceable or, in the alternative, determine  that  the  Company  fraudulently  induced  them  to  sign  it.  The  case  was tentatively set for trial in late June 2005.

The Company entered into an agreement in 2003 with a consultant and agreed to issue warrants  for  the  purchase  of  125,000  shares  of  common  stock.    The  warrants  are exercisable at 125% of the average trading value per common share during the first 30 trading days.  The warrants expire five years after the initial registration statement.  The warrants have not been included in the calculation of earnings per share.

During 2004, the Company entered into two non-binding agreements for the purchase of a total of 5 radio stations. To date, no further agreements have been signed in connection with these acquisitions.

Note 5 – Other Liabilities

The Company received $5,000 from an individual in 1999 as part  of an agreed upon investment.  The individual has not fully invested the agreed amount and the Company intends to either repay the amount with interest or issue common stock in settlement of this liability in the future.

Note 6 – Related Party Transactions

An individual who is an officer and shareholder of the Company provides facilities and other operating costs for the Company without reimbursement.  That individual has an employment agreement with the Company that requires payment of a salary with a set progression  of  annual  raises,  medical  insurance  and  a  vehicle  for  business  use  in exchange  for  management  services.    To  date,  the  Company  has  not  provided  this compensation.  This individual has forgone claims to this compensation and therefore it has not been accrued as a liability as of December 31, 2004 and 2003.  In 2003, the Company  executed  a  consulting  agreement  with  this  shareholder  that  provides  for payment of consulting fees and reimbursement of expenses.  Approximately $109,000 and $135,000 have been paid under this agreement during 2003 and 2004, respectively.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 7 – Income Taxes

At December 31, 2004 and 2003, the Company has net operating loss carry forwards of approximately $429,000 and $211,000, respectively, which may be offset against future taxable income.  The operating loss carry forwards expire between 2019 and 2023.  The remaining tax benefit of approximately $146,000 has not been reported in these financial statements because the Company believes that  there is at least a 50% chance that the carry forwards will expire unused.  Accordingly, the tax benefit has been offset by a valuation allowance of the same amount.

Note 8 – Common Stock

During  2003,  the  Company  issued  a  stock  dividend  of  3,021,975  shares  to  its  sole shareholder at that time.  This transaction has been reflected retroactively to all periods presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share.

Also during 2003, the Company issued 875,000 shares to two officers and a consultant for services performed during the year.  As part of this transaction, $8,750 has been included in professional fees in these financial statements for the year ended December

31, 2003.

Note 9 – Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to acquire capital and use that capital to acquire radio stations.  The Company expects that it will achieve profitability and positive cash flows in the future if it can successfully raise capital and acquire an operating business.  The Company’s plans in regard to this are to increase revenues by acquiring profitable radio stations and substantially reduce the cost of professional fees and obtain capital through the sale  of stock.  There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations, reduce expenses or sell common stock.  To date, the Company has  funded  its  activities  primarily  through  private  convertible  and  redeemable  debt offerings (Note 3).

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the ultimate outcome of these matters.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 10 – Subsequent Events

In  March  2005,  the  Company  executed  a  Termination  and  Release  Agreement  in connection with a consulting agreement that was entered into in 2003. Simultaneously with the execution of the termination of  the agreement, 500,000 of stock previously issued to the consultant were transferred back to the Company.

In July 2005, the Company entered into formal negotiations to effect a merger with E- Commerce   Group   Inc.,   a   Nevada   corporation.   (“E-Commerce”).   For   accounting purposes, the proposed transaction will be treated as a recapitalization of E-Commerce, with the Company as the acquirer, and it’s  assets and liabilities  recorded at carryover basis. In addition, E-Commerce will change it’s name to American Radio Empire, Inc. and the historical financial statements of E-Commerce prior to the merger will be those of the Company.

The Company has initiated negotiations to acquire a media rep firm that represents small to medium sized radio stations to national and regional advertisers. The negotiations are in the preliminary stage and the Company has not signed a formal letter of intent.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31,		(Unaudited) September 30,
	2003	2004	2004	2005

ASSETS

Cash	$ 121	$ 5,592	$ 80	$ 2,491
Prepaid expenses	-	-	-	6,516

TOTAL ASSETS	$ 121	$ 5,592	$ 80	$ 9,007

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities

Accounts payable	$ 29,602	$ 53,952	$ 70,972	$ 37,722
Accrued interest payable	36,975	78,254	67,702	116,056
Convertible and redeemable notes payable	181,200	365,000	299,000	503,000
Other liabilities	5,000	5,000	5,000	5,000

Total liabilities	252,777	502,206	442,674	661,778

Stockholders' deficit

Common stock, $0.001 par value, 50 million shares authorized,
3,900,000 issued and outstanding at December 31, 2003 and 2004, and
3,400,000 issued and outstanding at September 30, 2004 and 2005,
respectively	3,900	3,900	3,900	3,400
Additional paid-in capital	5,685	5,685	5,685	6,185
Deficit accumulated during the development stage	(262,241)	(506,199)	(452,179)	(662,356)

Total stockholders' deficit	(252,656)	(496,614)	(442,594)	(652,771)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 121	$ 5,592	$ 80	$ 9,007

See accompanying notes.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	Year Ended December 31,		(Unaudited) From December 9, 1998 (Inception) Through September 30, 2005	(Unaudited) Nine Months Ended September 30,
	2003	2004		2004	2005

REVENUES	$ -	$ -	$ -	$ -	$ -

OPERATING EXPENSES

Interest expense	16,142	41,681	118,049	31,002	39,393
Bank fees	158	127	1,196	127	455
Communications	5,186	82	5,332	82	2,102
Professional fees	159,188	194,472	497,027	151,501	105,167
Travel, meals and entertainment	9,760	2,715	13,962	2,564	4,243
Vehicle costs	8,443	442	8,885	253	3,208
Office supplies	962	124	1,119	97	165
Registration and licensing	325	-	580	-	-
Other expenses	427	4,315	16,206	4,313	1,424

Total operating expenses	200,591	243,958	662,356	189,939	156,157

LOSS BEFORE INCOME TAXES	(200,591)	(243,958)	(662,356)	(189,939)	(156,157)

Income tax expense	-	-	-	-	-

NET LOSS	$ (200,591)	$ (243,958)	$ (662,356)	$ (189,939)	$ (156,157)

Basic and diluted loss per share:	$ (0.06)	$ (0.06)	$ (0.20)	$ (0.05)	$ (0.04)

Weighted average common shares outstanding:

Basic	3,391,785	3,900,000	3,256,582	3,900,000	3,473,529
Diluted	3,391,785	3,900,000	3,256,582	3,900,000	3,473,529

See accompanying notes.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total
	Shares	Amount

Initial capital contribution (at $0.000215 per share)	3,025,000	$3,025	($2,375)	$ -	$650

Capital contributions	-	-	185	-	185
Net loss from December 9, 1998 (inception) through
December 31, 2002	-	-	-	(61,650)	(61,650)

Balance at December 31, 2002	3,025,000	3,025	(2,190)	(61,650)	(60,815)

Issuance of common stock for service (at $0.01 per share)	875,000	875	7,875	-	8,750

Net loss	-	-	-	(200,591)	(200,591)

Balance at December 31, 2003	3,900,000	3,900	5,685	(262,241)	(252,656)

Net loss	-	-	-	(243,958)	(243,958)

Balance at December 31, 2004	3,900,000	3,900	5,685	(506,199)	(496,614)

Termination of Cytation agreement	(500,000)	(500)	500	-	-

Net loss	-	-	-	(156,157)	(156,157)

Balance at September 30, 2005	3,400,000	$3,400	$6,185	$(662,356)	$(652,771)

See accompanying notes.

AMERICAN RADIO EMPIRE, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	Year Ended December 31,		(Unaudited) From December 9, 1998 (Inception) Through September 30, 2005	(Unaudited) Nine Months Ended September 30,
	2003	2004		2004	2005

CASH FLOWS FORM OPERATING ACTIVITIES

Net loss	$ (200,591)	$ (243,958)	$ (662,356)	$ (189,939)	$ (156,157)
Consulting fees paid through issuance of note	-	-	35,000	-	-
Consulting fees paid through issuance of common stock	8,750	-	8,750	-	-
Adjustments to reconcile net income to net cash provided
by operating activities:
Increase in prepaid expenses	-	-	(4,826)	-	(6,516)
(Decrease) increase in accounts payable	29,602	24,350	36,032	41,371	(16,230)
Increase in accrued interest payable	16,142	41,279	116,056	30,727	37,802
Increase in other liabilities	-	-	5,000	-	-

NET CASH USED IN OPERATING ACTIVITIES	(146,097)	(178,329)	(466,344)	(117,841)	(141,101)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of notes payable	146,200	183,800	468,000	117,800	138,000
Contributions of capital	-	-	835	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	146,200	183,800	468,835	117,800	138,000

NET INCREASE (DECREASE) IN CASH	103	5,471	2,491	(41)	(3,101)

CASH AT BEGINNING OF PERIOD	18	121	-	121	5,592

CASH AT END OF PERIOD	$ 121	$ 5,592	$ 2,491	$ 80	$ 2,491

SUPPLEMENT DISCLOSURE
Income taxes paid	$ -	$ -	$ -	$ -	$ -
Interest paid	$ -	$ -	$ -	$ -	$ -

See accompanying notes.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 1 - Nature of Business

American Radio Empire, Inc., a Nevada corporation (the “Company”), was formed in December 1998.  The Company was created to acquire, consolidate and operate small market radio stations in specific geographic regions of the United States of America.  To date, the Company has not begun operations or acquired radio stations.  When operations begin, the Company will be regulated by the Federal Communications Commission.

In 2003, the total authorized shares were increased to 50 million.  This has been reflected in the stockholders’ deficit section of the balance sheet.

Development Stage Company

The Company is a development stage company, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 7.  The Company is devoting substantially all of its present efforts in securing and establishing a new business. Planned operations have not commenced, and no revenue has been realized.

Note 2 - Significant Accounting Policies

Basis of accounting

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America whereby revenues are recognized in the period earned and expenses when incurred.

Cash equivalents

For purposes of the statements of cash flows, the Company considers short-term investments, which may be withdrawn at any time without penalty, and restricted cash, which will become available within one year from the date of the financial statements, to be cash equivalents.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated lives, principally on an accelerated basis.  Leasehold improvements are amortized over the term of the respective leases using the straight-line method.  All other fixed assets are depreciated over a three to seven year period.

Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for additions, replacements and betterments are capitalized. When assets are sold, retired or fully depreciated, the cost, reduced by the related amount of accumulated depreciation, is removed from the accounts and any resulting gain or loss is recognized as income or expense.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 2 - Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash balances

Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk.  The balances in these accounts may exceed the federally insured limit in the future.

Income taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  In addition, a valuation allowance is established to reduce any deferred tax asset in which the Company is not able to determine on a more likely than not basis that the deferred tax asset will be realized.

Loss per common share

Basic loss per share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period.  Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding.

Incremental common shares attributable to the exercise of outstanding warrants of 455,000 and 583,000 shares as of December 31, 2004 and September 30, 2005, respectively were excluded from the computation of diluted loss per share because the effect would be antidilutive.  As of December 31, 2004 and September 30, 2005, there were outstanding convertible notes to purchase approximately 380,000 and 518,000, respectively, shares of common stock that were not included in the computation of diluted loss per share because the effect would have been antidilutive.  See Notes 3 and 4 for further discussion.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 3 – Convertible and Redeemable Notes Payable

The Company executed a note in 1998 in exchange for services rendered by a consultant.  This $35,000 note bears interest at 18% and is due on demand.  The note has a conversion feature whereby the holder can choose to convert all of the outstanding principal and interest into common stock representing 0.787% of the outstanding stock at the time of conversion. The note holder agreed to accept 50,000 shares of common stock within 60 days of the Company becoming a recognized publicly traded company in full settlement of the note and accrued interest.

In 2003, the Company executed a series of Promissory Notes (Notes) totaling $146,200 with individuals.  The terms of these Notes included fixed interest of 12% per year, principal and interest due between February and July 2004 and a mandatory conversion feature contingent upon the Company becoming a recognized publicly traded company.  The conversion rate is the lesser of $0.80 per common share or 80% of the average trading value per common share during the first 30 trading days.  Each Note holder also received a warrant to purchase 146,200 additional shares, pro-rata based on the Notes held, at $1 per share.  No value has been assigned to the warrants at the date of issuance.  The warrants expire four years after the initial registration statement.

In 2004, the Company executed a series of redeemable Promissory Notes (Notes) totaling $ 183,800 with individuals.  The terms of these Notes included fixed interest of 12% per year, principal and interest due between August and December 2005 and a Company-option redemption feature in restricted stock on or before the maturity date of the notes.  The redemption rate, if exercised by the Company, is the lesser of $0.80 per common share or 80% of the average trading value per common share during the first 30 trading days.  Each Note holder also received a warrant to purchase 183,800 additional shares, pro-rata based on the Notes held, at $1 per share.  No value has been assigned to the warrants at the date of issuance.  The warrants expire four years after the first anniversary of the maturity date of the redeemable notes.

In 2005, the Company executed a series of redeemable Promissory Notes (Notes) totaling $138,000 with individuals.  The terms of these Notes included fixed interest of 12% per year, principal and interest due between August and December 2005 and a Company-option redemption feature in restricted stock on or before the maturity date of the notes.  The redemption rate, if exercised by the Company, is the lesser of $0.80 per common share or 80% of the average trading value per common share during the first 30 trading days.  Each Note holder also received a warrant to purchase 138,000 additional shares, pro-rata based on the Notes held, at $1 per share.  No value has been assigned to the warrants at the date of issuance.  The warrants expire four years after the first anniversary of the maturity date of the redeemable notes.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 4 - Commitments and Contingencies

The Company will be subjected to various claims and liabilities in the ordinary course of business.  The Company intends to maintain various forms of insurance that the Company’s management believes are adequate to reduce the exposure to these risks to an acceptable level.

The Company executed an agreement in 2003 to purchase two radio stations, for $400,000 of common stock (number of shares to be determined on the day of Closing based on market value of common stock on that date) plus $375,000 cash.  An additional $25,000 was to be paid to the sellers in exchange for a non-compete agreement.  This agreement was contingent on the registration of common stock and the Company obtaining the additional cash resources (Note 9).

In May 2004, the Company filed a petition in a court of competent jurisdiction against the owners of those two radio stations.  The litigation arose out of the Asset Purchase Agreement that the Company executed with the owners in October 2003, for the purchase of those stations. After the execution of the Asset Purchase Agreement, a dispute arose between the Company and the owners. The Company believes that the owners violated the Asset Purchase Agreement by failing to provide necessary information on a timely basis and by failing to cooperate with the Company's efforts to complete the acquisition.  The Company’s petition seeks specific performance of the agreement as well as damages for breach of contract and attorneys' fees.

The owners have filed a counterclaim that denies the enforceability of the Asset Purchase Agreement and requested that the court declare it unenforceable or, in the alternative, determine that the Company fraudulently induced them to sign it. The Company anticipates a mediation meeting with the owners before year end.

The Company entered into an agreement in 2003 with a consultant and agreed to issue warrants for the purchase of 125,000 shares of common stock.  The warrants are exercisable at 125% of the average trading value per common share during the first 30 trading days.  The warrants expire five years after the initial registration statement.  The warrants have not been included in the calculation of earnings per share.

During 2004, the Company entered into two non-binding agreements for the purchase of a total of 5 radio stations. To date, no further agreements have been signed in connection with these acquisitions.

Note 5 – Other Liabilities

The Company received $5,000 from an individual in 1999 as part of an agreed upon investment.  The individual has not fully invested the agreed amount and the Company intends to either repay the amount with interest or issue common stock in settlement of this liability in the future.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 6 – Related Party Transactions

An individual who is an officer and shareholder of the Company provides facilities and other operating costs for the Company without reimbursement.  That individual has an employment agreement with the Company that requires payment of a salary with a set progression of annual raises, medical insurance and a vehicle for business use in exchange for management services.  To date, the Company has not provided this compensation.  This individual has forgone claims to this compensation and therefore it has not been accrued as a liability as of December 31, 2004 and September 30, 2005.  In 2003, the Company executed a consulting agreement with this shareholder that provides for payment of consulting fees and reimbursement of expenses.  Approximately $109,000, $135,000 and $90,000 have been paid under this agreement during 2003, 2004, and nine months ended September 30, 2005, respectively.

Note 7 – Income Taxes

At December 31, 2003 and 2004 and September 30, 2005, the Company has net operating loss carryforwards of approximately $211,000, $429,000 and $585,000, respectively, which may be offset against future taxable income.  The operating loss carry forwards expire between 2019 and 2023.  The remaining tax benefit of approximately $199,000 has not been reported in these financial statements because the Company believes that there is at least a 50% chance that the carry forwards will expire unused.  Accordingly, the tax benefit has been offset by a valuation allowance of the same amount.

Note 8 – Common Stock

During 2003, the Company issued a stock dividend of 3,021,975 shares to its sole shareholder at that time.  This transaction has been reflected retroactively to all periods presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share.

Also during 2003, the Company issued 875,000 shares to two officers and a consultant for services performed during the year.  As part of this transaction, $8,750 has been included in professional fees in these financial statements for the year ended December 31, 2003.

During 2005, 500,000 shares were returned to the Company and were cancelled in connection with the termination of a consulting agreement.

AMERICAN RADIO EMPIRE, INC.

Notes to Financial Statements

Note 9 – Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to acquire capital and use that capital to acquire radio stations.  The Company expects that it will achieve profitability and positive cash flows in the future if it can successfully raise capital and acquire an operating business.  The Company’s plans in regard to this are to increase revenues by acquiring profitable radio stations and substantially reduce the cost of professional fees and obtain capital through the sale of stock.  There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations, reduce expenses or sell common stock.  To date, the Company has funded its activities primarily through private convertible and redeemable debt offerings (Note 3).

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the ultimate outcome of these matters.

Note 10 – Subsequent Events

During 2005, the Company entered into formal negotiations to effect a merger with Starbridge Global, Inc. (“Starbridge”). For accounting purposes, the proposed transaction will be treated as a recapitalization of Starbridge, with the Company as the acquirer, and its assets and liabilities recorded at carryover basis. In addition, Starbridge will change its name to American Radio Empire, Inc. and the historical financial statements of Starbridge prior to the merger will be those of the Company.

The Company has initiated negotiations to acquire a media rep firm that represents small to medium sized radio stations to national and regional advertisers. The negotiations are in the preliminary stage and the Company has not signed a formal letter of intent.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 15, 2005,  Stone  Field  Management Company, and American Radio Empire, Inc., executed a Merger Agreement that provides for the Acquisition  of American Radio Empire, Inc. by Stone  Field  Management  Company  in  a  reverse  merger.    See "The Merger."    The following unaudited   pro  forma  condensed   combined  financial statements are based on the year ended December 31, 2004, giving effect to the transaction  under the purchase method of accounting,  with American Radio Empire, Inc. treated as the acquiring entity for financial reporting purposes.

The unaudited pro forma condensed combined balance sheet at December 31, 2004 presents the  financial position of the Surviving Corporation assuming the merger was completed on December 31, 2004.  The pro forma condensed combined statement of operations for the year ended December  31, 2004 presents  the results  of operations  of the Surviving  Corporation,  assuming  the merger  was  completed  on  January  1,  2004.   The pro forma condensed combined statement of operations for the nine months ended September 30, 2005 presents the results of operations of the Surviving Corporation, assuming the merger was completed on January 1, 2005.

The pro forma condensed combined financial statements have been prepared by management of Stone  Field  Management  Company  and American  Radio  Empire,  Inc.  based  on the financial statements  included elsewhere herein.  The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying  notes and are subject to change.  These pro forma  statem ents may not be indicative of the results that actually would have occurred if the combination  had been in effect on the dates indicated or which may be obtained in the future.  These pro forma financial  statements  should be read in conjunction  with the accompanying  notes and the historical  financial  information  of both Stone  Field  Management  Company  and American Radio Empire,   Inc.   (including    the   notes thereto) included in this Form.      See "FINANCIAL STATEMENTS."

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

DECEMBER 31, 2004

	American Radio Empire, Inc.	Stone Field Management Company, Inc.	Pro Forma Adjustments		Pro Forma Combined Balance

Assets
Cash	$ 5,592	$ -	$ -		$ 5,592

Total Assets	5,592	-	-		5,592

Liabilities & Stockholders' Deficit
Liabilities
Accounts payable	53,952	9,368	-		63,320
Accrued interest payable	78,254	-	-		78,254
Convertible and redeemable notes payable	365,000	-	-		365,000
Other	5,000	-	-		5,000

Total liabilities	502,206	9,368	-		511,574

Stockholders' deficit
Common Stock	3,900	1,000	(1,300)	A	5,200
			1,600	B
Additional paid-in capital	5,685	3,588	(9,273)		-
Retained Deficit	-	(1,050)	(3,933)		(4,983)
Development stage deficit	(506,199)	(12,906)	12,906		(506,199)

Total stockholders' deficit	(496,614)	(9,368)	-		(505,982)

Total Liabilities & Stockholders' Deficit	$ 5,592	$ -	$ -		$ 5,592

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	American Radio Empire, Inc.	Stone Field Management Company, Inc.	Pro Forma Adjustments		Pro Forma Combined Balance

Revenues	$ -	$ -	$ -		$ -

Operating expenses	243,958	9,100	1,600	A	254,658

Net loss	$ (243,958)	$ (9,100)	$ (1,600)		$ (254,658)

Income (Loss) per share	$ (0.06)	$ (0.01)			$ (0.05)

Weighted average shares outstanding	3,900,000	1,000,000			5,200,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)        General

On December 31, 2005,  the shareholders  of the American Radio Empire, Inc. completed a Merger Agreement with Stone Field Management  Company,  a Wyoming corporation.   The merger was accounted for as a reverse merger, with  American  Radio  Empire,  Inc.  being  treated  as  the  acquiring  entity  for  financial  reporting purposes.    In connection  with  this  merger,  Stone  Field  Management  Company  issued  5,000,000  shares  of common stock in connection with the agreement which was recorded as a reverse merger and shown on the Statement of Stockholders Equity  as a net issuance  of 1,600,000  shares.   Immediately following the merger, the surviving entity will have

5,200,000 shares issued and outstanding as follows;

*          200,000 shares issued to the pre-merger Stone Field Management Company shareholders,

*          3,400,000 shares issued to the pre-merger American Radio Empire, Inc. shareholders, and

*          1,600,000 shares issued as compensation for the merger.

For financial reporting purposes, American Radio Empire, Inc. is considered the new reporting entity.

For purposes of preparing these pro forma financial statements,  certain assumptions  as set forth in the notes to the pro forma adjustments have been made.  As such, the pro forma adjustments discussed below are subject to change.

(2)        Fiscal Year Ends

The pro forma condensed combined statements of operations for the years ended December 31, 2004 include

Stone Field Management Company’s and American Radio Empire, Inc.’s operations on a common fiscal year.

(3)        Pro Forma Adjustments

below:

The adjustments  to the accompanying  unaudited pro forma condensed combined balance sheet are described

(A)       To  record  500,000  shares  of  American  Radio  Empire,  Inc.  and  800,000 shares of Stone Field

Management Company cancelled prior to merger.

(B)       To record 1,600,000 shares issued for compensation  expense valued at $1,600 in connection with the merger.

The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

(A)       To record compensation expense of 1,600 shares issued in connection with the merger.

Exhibits

    Exhibit 10.1        Agreement and Plan of Merger between Stone Field Management Company and American Radio Empire, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2006

STONE FIELD MANAGEMENT COMPANY, INC.

/s/ Dain Schult

Dain Schult, President and CEO